EXHIBIT 99.1

Meridian Holdings Reports Q1 2026 Financial Results

Revenue Up 17% Year-Over-Year to $50.1 Million

Returns to Profitability with Net Income of $2.2 Million

Adjusted EBITDA Up 26% Year-Over-Year to $6.3 Million, Exceeding Guidance

Strengthened Balance Sheet with Cash of $16.2 Million and Net Debt Reduced 62% Year-Over-Year

LAS VEGAS, NV — April 28, 2026 — Meridian Holdings Inc. (NASDAQ: MRDN) (“Meridian” or the “Company”), a global B2B/B2C operator and licensor of online sports betting and gaming platforms across 25+ regulated markets, today announced financial results for the first quarter ended March 31, 2026. The Company delivered revenue in line with guidance, exceeded its Adjusted EBITDA target, and returned to GAAP profitability — the first such quarter under the Meridian Holdings brand — while materially strengthening its balance sheet.

First Quarter 2026 Financial Highlights

•	Revenue of $50.1 million, an increase of $7.4 million or 17% year over year, in line with prior guidance and reflecting continued scale in core Meridianbet operations.

•	Gross profit of $28.1 million, up 16% year over year, with gross margin of 56.2% broadly consistent with the prior-year period.

•	Returned to GAAP profitability with net income of $2.2 million, or $0.18 per diluted share, compared with a net loss of $(0.3) million, or $(0.02) per diluted share, in the prior-year period.

•	Adjusted EBITDA of $6.3 million, up 26% year over year, exceeding previously-issued guidance of $6.1 million. Adjusted EBITDA margin expanded ~86 bps to 12.6%.

•	Balance sheet strength: cash of $16.2 million, total debt of $29.7 million (-54% YoY), net debt of $13.4 million (-62% YoY), and net debt leverage of 0.53x — the strongest capital structure in Company history.

•	Operating cash flow of $5.2 million, supporting ongoing deleveraging and disciplined reinvestment in technology and regulated-market expansion.

William Scott, Interim CEO of Meridian, commented, “Q1 2026 marks our first GAAP-profitable quarter under the Meridian Holdings brand and reflects the disciplined execution of our growth plan. We delivered revenue in line with guidance, exceeded our Adjusted EBITDA target, and continued to strengthen the balance sheet — all while expanding our licensed footprint and investing in proprietary technology. We remain focused on scaled execution across our 25+ markets, continued technology integration, and disciplined capital allocation as we position the Company for sustained, profitable growth through 2026 and beyond.”

Segment Performance

•

Meridianbet Group (B2C sports betting & online casino) – Revenue of $34.9 million, up 26% YoY, representing 69.6% of Company revenue at a 69.3% gross margin. Segment operating income grew 37% YoY to $6.6 million.

Zoran Milosevic, CEO of Meridianbet Group, stated, “The first quarter of 2026 demonstrates the scalability of our platform across multiple regulated markets. At Meridianbet, new customer registrations reached 428,400, up 41% year over year, with depositors up 27% to 283,000 and active users up 21% to 333,700. Our operational foundation is stronger than ever, and we continue to see substantial pipeline across market and product expansion opportunities."

•

Expanse Studios (in Meridianbet Group) — Expanded its operator network to 1,519 active sites during Q1 2026, adding 175 new sites in the quarter on a cumulative basis, with 77 proprietary game titles, including six new titles launched during the quarter. The subsidiary has filed for system certification in Ontario, Canada, pending regulatory approval, and secured new certifications in Latvia, Estonia, Sweden, and Portugal during the quarter.

•

RKings & Classics for a Cause — Combined revenue of $12.1 million, up 9% year over year, representing 24% of Company revenue. RKings Revenue reached $7.7 million, up 12% year over year on improving unit economics, with average order value up 29% to $16.91 and value per new registration up 15% to $17.72. At Classics for a Cause, new users rose 18% year over year to 9,813, total transactions grew 12% sequentially, and VIP subscriptions surpassed 10,000 for the first time in 12 months, ending Q1 at 10,750.

•

GMAG (B2B iGaming aggregation, including MexPlay) — Revenue of $3.1 million in Q1 2026 compared with $3.8 million in the prior year period, representing 6% of Company revenue. The segment onboarded 12 new providers in Q1 2026, compared with 2 in Q1 2025, and deployed 1,382 new games, up 65% year over year from 836. MexPlay, the segment's Mexico-facing online casino, continued to expand its customer base, with registrations reaching 74,000 (up 271% year over year) and first-time depositors climbing to 6,101 (up 198% year over year).

Second Quarter 2026 Preliminary Outlook

Revenue: The Company is issuing Q2 2025 Revenue guidance of $51 million to $53 million, representing 18% to 23% growth over Q2 2025 revenue of $43.2 million. The outlook reflects continued momentum in core Meridianbet operations, incremental contribution from newly certified Expanse markets, and seasonal uplift in retail and online wagering activity.

Rich Christensen, CFO of Meridian, commented, “In the first quarter of 2026 we delivered revenue at guidance and exceeded our Adjusted EBITDA target while materially strengthening the balance sheet. Total debt declined 54% year over year and net debt fell 62%, taking leverage to 0.53x. With $16.2 million of cash, a clean deleveraging trajectory, and accelerating growth, we have meaningful financial flexibility to invest behind the growth plan we have laid out for 2026.”

Earnings Call & Investor Resources

A full visual presentation and the earnings call replay are available at the Meridian Holdings investor relations website: https://meridian-holdings.com/quarterly-results/.

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About Meridian Holdings

Meridian Holdings Inc. (NASDAQ: MRDN), headquartered in Las Vegas, Nevada, is an established B2B and B2C gaming technology group operating across 25+ international regulated markets. The Company’s B2C division is led by Meridianbet Group, a leading online sports betting and gaming operator founded in 2001 and licensed across Europe, Africa, and South America. Meridian’s B2B division — comprising game developer Expanse Studios and iGaming platform GMAG — develops, licenses, and distributes proprietary gaming technology to a global client base. Additional subsidiaries include RKings Competitions (pay-to-enter prize competitions in the UK), MexPlay (regulated online casino in Mexico), and Classics for a Cause (Australia’s leading subscription-based digital memberships and trade-promotion lottery). The Company’s software automatically declines gaming or redemption requests originating in the United States, in strict compliance with U.S. law.

For more information, visit www.meridian-holdings.com or email ir@meridian-holdings.com.

Non-GAAP Financial Measures

Adjusted EBITDA, Net Debt, and Net Debt Leverage Ratio are non-Generally Accepted Accounting Principles (GAAP) financial measures presented as supplemental indicators of the Company’s performance and capital structure. These measures are not presented in accordance GAAP.

Adjusted EBITDA represents net income before interest expense, interest income, income taxes, depreciation and amortization, and further excludes stock-based compensation expense, restructuring costs, and unrealized foreign exchange gain or loss. We present Adjusted EBITDA because we believe it provides investors with additional useful information regarding our core operating performance and the effects of certain non-cash or non-recurring items during the period.

Net Debt is defined as total debt less cash and cash equivalents. Net Debt Leverage Ratio is defined as Net Debt as of the balance sheet date divided by annualized Adjusted EBITDA for the period then ended. We believe these measures provide investors with additional insight into the Company’s leverage and liquidity position, illustrating our ability to service and repay debt using operating performance and available cash resources.

Adjusted EBITDA, Net Debt, and Net Debt Leverage Ratio are non-GAAP measures, are unaudited, and have inherent limitations as analytical tools. These measures should not be considered in isolation, or as substitutes for analysis of the Company’s results as reported under GAAP. Some of these limitations include: they do not reflect cash expenditures or future capital requirements; they do not reflect working capital requirements or contractual commitments; they do not reflect significant interest expense, principal, or income tax payments; although depreciation and amortization are non-cash charges, the assets being depreciated or amortized may require replacement in the future; and other companies may calculate these measures differently, limiting comparability. The Company’s presentation of these measures should not be construed as implying that future results will be unaffected by unusual or non-recurring items.

For additional information regarding these non-GAAP financial measures, please refer to the sections titled “Reconciliation of U.S. GAAP Net Income (Loss) to EBITDA and Adjusted EBITDA (Unaudited)”, and “Reconciliation of Net Debt and Leverage Calculation (Unaudited)”, included at the end of this release.

The Company does not provide a reconciliation of forward-looking Adjusted EBITDA to the most directly comparable GAAP financial measure because it is unable to do so without unreasonable effort due to the inherent uncertainty in forecasting certain items, including, but not limited to, stock-based compensation, transaction-related expenses, and other non-recurring or non-cash items; accordingly, a reconciliation is not available without unreasonable effort, and the unavailable information could have a material impact on the Company’s future GAAP financial results.

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Forward-Looking Statements

Certain statements made in this press release contain forward-looking information within the meaning of applicable securities laws, including within the meaning of the Private Securities Litigation Reform Act of 1995 (“forward-looking statements”). Words such as “strategy,” “expects,” “continues,” “plans,” “anticipates,” “believes,” “would,” “will,” “estimates,” “intends,” “projects,” “goals,” “targets” and other words of similar meaning are intended to identify forward-looking statements but are not the exclusive means of identifying these statements.

Important factors that may cause actual results and outcomes to differ materially from those contained in such forward-looking statements include, without limitation, (a) the Company’s need for significant additional financing to grow and expand our operations, complete acquisitions and satisfy post-closing obligations, including in connection with the MeridianBet acquisition; (b) dilution resulting from the conversion of preferred stock and warrants, and from acquisitions; (c) the Company’s ability to complete acquisitions, the availability of funding for such transactions, and disruptions and other risks associated therewith; (d) the Company’s reliance on third-party suppliers of gaming content and the cost of such content; (e) the Company’s ability to obtain and maintain required gaming licenses; (f) the Company’s ability to maintain the listing of its common stock on the Nasdaq Capital Market; (g) the Company’s ability to effectively manage growth; (h) the Company’s expectations regarding future growth, revenues and profitability; (i) the Company’s expectations regarding future plans and the timing thereof; (j) the Company’s reliance on its management team; (k) the fact that Aleksandar Milovanović has voting control over the Company; (l) related party relationships and potential conflicts of interest; (m) the effects of economic downturns, recessions, inflation, interest rate changes, global conflicts and other market conditions, including impacts on discretionary spending and the cost of capital; (n) the Company’s ability to protect its proprietary information and intellectual property; (o) our ability to compete effectively in our markets; (p) the impact of current and future regulations, the Company’s ability to comply with such regulations, potential penalties for non-compliance, and changes in the interpretation or enforcement of laws; (q) risks associated with gaming fraud, user cheating and cyber-attacks; (r) risks associated with system failures and disruptions to technology and infrastructure, including cybersecurity and hacking risks; (s) risks relating to inventory management; (t) foreign exchange and currency risks; (u) the outcome of contingencies, including legal proceedings; (v) competition from existing and new market participants; (w) the Company’s ability to manage expenses related to sales and marketing and required general, administrative and technology investments; (x) general consumer sentiment and economic conditions affecting discretionary spending on the Company’s products; (y) the risk of loss if customers or counterparties fail to meet contractual obligations, including with respect to receivables and financial institutions holding the Company’s funds; (z) the risk that the Company may have difficulty meeting its financial liabilities as they come due; (aa) the risk that changes in market prices, including foreign exchange and interest rates, may affect the Company’s income or the value of financial instruments; (bb) risks relating to the protection of players’ deposits; and (cc) risks that participants in sporting events may intentionally alter outcomes, resulting in higher than expected payouts. Although we believe that our plans, intentions and expectations reflected in or suggested by the forward-looking statements we make in this press release are reasonable, we provide no assurance that these plans, intentions or expectations will be achieved.

Other important factors that may cause actual results and outcomes to differ materially from those contained in the forward-looking statements included in this communication are described in the Company’s publicly-filed reports, including, but not limited to, under the “Special Note Regarding Forward-Looking Statements,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s periodic and current filings with the SEC, including the Form 10-Qs and Form 10-Ks, including, but not limited to, the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 and future periodic reports on Form 10-K and Form 10 Q. These reports are available at www.sec.gov.

The Company cautions that the foregoing list of important factors is not complete and does not undertake to update any forward-looking statements except as required by applicable law. All subsequent written and oral forward-looking statements attributable to the Company or any person acting on behalf of the Company are expressly qualified in their entirety by the cautionary statements referenced above. Other unknown or unpredictable factors also could have material adverse effects on the Company’s future results. The forward-looking statements included in this press release are made only as of the date hereof. The Company cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, the Company undertakes no obligation to update these statements after the date of this release, except as required by law, and takes no obligation to update or correct information prepared by third parties that is not paid for by the Company. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

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Preliminary Outlook

The preliminary outlook for the first quarter of 2026 (the "Preliminary Outlook") included herein was prepared by Meridian in good faith using assumptions believed to be reasonable. A significant number of assumptions about the operations of the business of Meridian were based, in part, on economic, competitive, and general business conditions prevailing at the time the Preliminary Outlook was developed. Any future changes in these conditions, may materially impact the ability of Meridian to achieve the financial results set forth in the Preliminary Outlook. The Preliminary Outlook is based on numerous assumptions, including realization of the operating strategy of Meridian; industry performance; no material adverse changes in applicable legislation or regulations, or the administration thereof, or generally accepted accounting principles; general business and economic conditions; competition; retention of key management and other key employees; absence of material contingent or unliquidated litigation, indemnity, or other claims; minimal changes in current pricing; no significant increases in interest rates or inflation; and other matters, many of which will be beyond the control of Meridian, and some or all of which may not materialize. Additionally, to the extent that the assumptions inherent in the Preliminary Outlook are based upon future business decisions and objectives, they are subject to change. Although the Preliminary Outlook is presented with numerical specificity and is based on reasonable expectations developed by Meridian's management, the assumptions and estimates underlying the Preliminary Outlook are subject to significant business, economic, and competitive uncertainties and contingencies, many of which will be beyond the control of Meridian. Accordingly, the Preliminary Outlook is only an estimate and is necessarily speculative in nature. It is expected that some or all of the assumptions in the Preliminary Outlook will not be realized and that actual results will vary from the Preliminary Outlook. Such variations may be material and may increase over time. In light of the foregoing, readers are cautioned not to place undue reliance on the Preliminary Outlook. The projected financial information contained herein should not be regarded as a representation or warranty by Meridian, its management, advisors, or any other person that the Preliminary Outlook can or will be achieved. Meridian cautions that the Preliminary Outlook is speculative in nature and based upon subjective decisions and assumptions. As a result, the Preliminary Outlook should not be relied on as necessarily predictive of actual future events.

Contacts

Investors & Press:

ir@meridian-holdings.com

Investor Relations:

Brett Milotte

Brett.milotte@icrinc.com

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Meridian Holdings Inc. and Subsidiaries
Consolidated Balance Sheets
	As of	As of
	March 31, 2026	December 31, 2025
	(Unaudited)	(Audited)
ASSETS

Current assets:
Cash and cash equivalents	$16,234,441	$18,078,300
Accounts receivable, net	5,498,687	7,954,116
Accounts receivable – related parties	476,710	465,691
Taxes receivable	468,208	595,434
Inventory	4,863,081	5,524,570
Prepaid expenses	665,289	652,224
Other current assets	2,276,108	2,167,818
Total current assets	30,482,524	35,438,153

Non-current assets:
Goodwill & intangible assets, net	35,070,728	34,914,920
Property, plant & equipment, net	27,360,672	28,963,866
Investments	3,569,647	3,650,526
Deposits	6,319,264	6,315,584
Operating lease right-of-use assets	6,090,193	6,296,336
Other non-current assets	2,974,242	2,499,415
Total non-current assets	81,384,746	82,640,647
Total assets	$111,867,270	$118,078,800

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable and accrued liabilities	$18,374,031	$20,572,774
Accounts payable - related parties	438,458	295,165
Current portion of operating lease liability	2,698,136	2,656,508
Current portion of long-term loan	8,032,261	10,581,035
Taxes payable	4,481,640	5,011,261
Other current liabilities	1,136,603	1,592,958
Deferred revenues	1,076,788	1,111,332
Contingent liability	233,988	228,667
Current portion of consideration payable – related parties	15,905,672	16,199,672
Current portion of consideration payable	881,947	1,317,526
Total current liabilities	53,259,524	59,566,898

Non-current liabilities:
Non-current portion of operating lease liability	3,304,088	3,562,859
Non-current portion of long-term loan	4,854,214	6,590,907
Other non-current liabilities	19,044	19,510
Total non-current liabilities	8,177,346	10,173,276
Total liabilities	$61,436,870	$69,740,174

Shareholders’ equity:
Preferred stock: $0.00001 par value; 20,000,000 shares authorized	-	-
Preferred stock, Series C: $0.00001 par value, 1,000 shares designated, 1,000 and 1,000 shares issued and outstanding, respectively	-	-
Common stock: $0.00001 par value; 25,000,000 shares authorized; 12,640,919 and 12,641,023 shares issued and outstanding, respectively	$126	$126
Stock payable	102,006	102,006
Stock payable – related party	573,154	573,154
Additional paid-in capital	83,180,297	82,933,355
Treasury stock, at cost (17,062 and 17,062 shares, respectively)	(244,208)	(244,208)
Accumulated other comprehensive income (loss)	(4,076,810)	(3,753,485)
Accumulated earnings	(30,804,827)	(33,065,622)
Total shareholders’ equity of MRDN	48,729,738	46,545,326
Noncontrolling interests	1,700,662	1,793,300
Total equity	50,430,400	48,338,626
Total liabilities and equity	$111,867,270	$118,078,800

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Meridian Holdings Inc. and Subsidiaries
Consolidated Statements of Operations and Comprehensive Income
(Unaudited)

	Three Months Ended
	March 31,
	2026	2025

Revenues	$50,103,870	$42,723,053
Cost of goods sold	(21,959,630)	(18,527,092)
Gross profit	28,144,240	24,195,961

Operating expenses
Selling, general and administrative expenses	24,987,116	24,301,978
Income (loss) from operations	3,157,124	(106,017)

Other income (expense):
Interest expense	(353,726)	(1,471,360)
Interest earned	5,999	43,936
Foreign exchange gain (loss)	(412,194)	433,668
Other income	467,088	505,503
Total other income (expense)	(292,833)	(488,253)
Net income (loss) before tax	2,864,291	(594,270)
Provision for income taxes	696,134	(336,053)
Net income (loss)	$2,168,157	$(258,217)
Less: Net loss attributable to noncontrolling interest	(92,638)	(26,609)
Net income (loss) attributable to MRDN	$2,260,795	$(231,608)

Weighted average ordinary shares outstanding:
Basic	12,640,999	10,977,405
Diluted	12,785,352	10,977,405
Net earnings (losses) per ordinary share attributable to MRDN:
Basic	$0.18	$(0.02)
Diluted	$0.18	$(0.02)

Net income (loss)	$2,168,157	$(258,217)
Foreign currency translation adjustments	(323,325)	1,371,048
Comprehensive income	1,844,832	1,112,831
Less: Net loss attributable to noncontrolling interest	(92,638)	(26,609)
Comprehensive income attributable to MRDN	$1,937,470	$1,139,440

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Meridian Holdings Inc. and Subsidiaries
Consolidated Statements of Cash Flow
(Unaudited)

	Three Months Ended
	March 31,
	2026	2025
Cash flows from operating activities:
Net income (loss)	$2,168,157	$(258,217)
Adjustments to reconcile net (loss) income to cash provided by operating activities:
Fair value of stock-based compensation	248,057	1,040,325
Non-cash interest expense related to debt discount amortization	75,670	952,546
Amortization of intangible assets	1,025,175	2,152,640
Depreciation of property, plant and equipment	1,435,955	1,436,247
Bad debt expense	102,176	73,208

Changes in operating assets and liabilities:
(Increase) decrease in accounts receivable	2,357,254	(897,968)
(Increase) decrease in accounts receivable – related party	(39,250)	49,188
(Increase) decrease in taxes receivable	127,226	141,625
(Increase) decrease in prepaid expenses	(15,305)	(69,053)
(Increase) decrease in other current assets	(106,021)	295,349
(Increase) decrease in inventories	597,556	(820,433)
(Increase) decrease in deposits	(3,680)	145,038
(Increase) decrease in other non-current assets	14,369	22,962
Increase (decrease) in accounts payable and accrued liabilities	(1,863,677)	4,122,296
Increase (decrease) in accounts payable – related party	142,627	210,082
Increase (decrease) in taxes payable	(534,454)	(880,465)
Increase (decrease) in deferred revenues	(36,875)	31,180
Increase (decrease) in customer deposit	(564,203)	60,944
Increase (decrease) in other current liabilities	108,107	122,138
Increase (decrease) in other liabilities	(641,246)	(310,649)
Increase (decrease) in operating lease liabilities	557,819	120,654
Net cash provided by operating activities	$5,155,437	$7,739,637

Cash flows from investing activities:
Cash paid for intangible assets	(1,405,432)	(2,339,700)
Cash paid for investments	-	(7,373)
Proceeds from sale of property, plant and equipment	37,227	(1,107,424)
Cash paid for purchase of subsidiaries	(806,390)	(426,700)
Cash distribution to former owners of MeridianBet Group in connection with the Purchase	(294,000)	(1,459,642)
Net cash used in investing activities	$(2,468,595)	$(5,340,839)

Cash flows from financing activities:
Repayment on debt	(3,791,674)	(4,428,626)
Repayment of lease	(780,668)	(571,438)
Payments of fractional shares	(1,115)	-
Net cash used in financing activities	$(4,573,457)	$(5,000,064)

Effect of exchange rate changes on cash	42,756	2,137,248

Net increase in cash and cash equivalents	(1,843,859)	(464,018)
Cash and cash equivalents at beginning of year	18,078,300	30,125,944
Cash and cash equivalents at end of the quarter	$16,234,441	$29,661,926

Supplemental cash flows disclosures
Interest paid	$277,110	$514,864
Tax paid	$705,152	$758,934

Non-cash financing activities
Common stock issued for vested RSUs	$-	$9
Debt conversion	$-	$1,666,949
Acquisition of minority interest	$-	$393,038

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Reconciliation of U.S. GAAP Net Income (Loss) to EBITDA and Adjusted EBITDA (Unaudited)

	Three Months Period Ended
	March 31, 2026	March 31, 2025
Net income (loss)	$2,168,157	$(258,217)
+ Interest expense	353,726	1,471,360
- Interest income	(5,999)	(43,936)
+ Taxes	696,134	(336,053)
+ Depreciation	1,435,955	1,436,247
+ Amortization	1,025,175	2,152,640
EBITDA	$5,673,148	$4,422,041
+ Stock-based compensation	248,057	1,040,325
+ Restructuring costs	-	149,934
- Unrealized foreign exchange gain or (loss)	368,174	(617,913)
Adjusted EBITDA	$6,289,379	$4,994,387

Reconciliation of Net Debt and Leverage Calculation (Unaudited)

Debt	$29,674,094
Less: cash and cash equivalents	16,234,441
Net debt	13,439,653
Divided by: annualized Q1 2026 Adjusted EBITDA	25,157,516
Net debt leverage ratio	0.53

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